Exhibit 99.1

Dime Community Bancshares, Inc. Reports First Quarter 2022 Results

Quarterly Net Income to Common Stockholders Increases by $55.6 Million on a Year-Over-Year Basis

Non-Interest-Bearing Deposits Increase to 38% of Total Deposits
Positioning the Company Well for a Rising Interest Rate Scenario

Net Interest Margin Expands by 5 Basis Points Versus the Prior Quarter

Hauppauge, NY, April 29, 2022 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $32.7 million for the quarter ended March 31, 2022, or $0.82 per diluted common share, compared to net income available to common stockholders of $33.5 million for the quarter ended December 31, 2021, or $0.83 per diluted common share. For the quarter ended March 31, 2021, net loss available to common stockholders was $22.9 million, or $0.66 per diluted common share.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “During the first quarter, we executed well on each of our strategic plan priorities – growing non-interest-bearing deposits, managing our cost of funds appropriately and prioritizing net interest margin expansion, prudent expense discipline, and maintaining solid asset quality. Importantly, we recently announced several key hires in our lending division by capitalizing on merger-related disruption in our marketplace. As the year progresses, we expect loan growth and non-interest income to pick-up. Our high level of non-interest-bearing deposits, coupled with a balance sheet that does not rely on wholesale leverage, positions us well for a rising interest rate scenario.”

Highlights for the First Quarter of 2022 Included:

●	The non-interest-bearing deposits to total deposits ratio increased to 37.9% at March 31, 2022;
●	The cost of deposits declined to 0.10% during the first quarter of 2022;
●	The net interest margin expanded by 5 basis points versus the linked quarter;
●	Total loans held for investment, net, excluding Paycheck Protection Program (“PPP”) loans increased by 2% on an annualized basis versus the linked quarter;
●	Non-interest expenses for the first quarter of 2022 were down 2% versus the linked quarter;
●	The Company repurchased 505,005 shares of its common stock, which represented approximately 1.3% of shares outstanding at the beginning of the period, at a weighted average price of $34.44 per share; and
●	Non-performing assets and loans 90 days past due and accruing declined by 14% versus the linked quarter and represented only 0.31% of total assets as of March 31, 2022.

Management’s Discussion of Quarterly Operating Results

The Company’s results of operations for the first quarter of 2022 and fourth quarter of 2021 include income for the full quarter from the merger with Bridge Bancorp, Inc. (“Bridge”), compared to two months for the first quarter of 2021 following the completion of the merger on February 1, 2021.

Net Interest Income

Net interest income for the first quarter of 2022 was $89.1 million compared to $91.7 million for the fourth quarter of 2021 and $77.8 million for the first quarter of 2021.

The table below provides a reconciliation of the reported net interest margin (“NIM”), the adjusted NIM excluding the impact of PPP loans, and the adjusted NIM excluding the combined impact of PPP loans and purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q1 2022	Q4 2021	Q1 2021
Net interest income	$89,109	$91,686	$77,841
Less: Net interest income on PPP loans	(396)	(539)	(4,092)
Adjusted net interest income excluding PPP loans (non-GAAP)	$88,713	$91,147	$73,749

Average interest-earning assets	$11,333,805	$11,582,086	$10,057,682
Average PPP loan balances	(46,807)	(96,065)	(1,020,910)
Adjusted average interest-earning assets excluding PPP loans (non-GAAP)	$11,286,998	$11,486,021	$9,036,772

NIM (1)	3.19%	3.14%	3.14%
Adjusted NIM excluding PPP loans (non-GAAP) (2)	3.19%	3.15%	3.31%

Adjusted net interest income excluding PPP loans (non-GAAP)	$88,713	$91,147	$73,749
Less: Purchase accounting accretion on loans ("PAA")	(50)	625	(1,333)
Adjusted net interest income excluding PPP loans and PAA on loans (non-GAAP)	$88,663	$91,772	$72,416
Adjusted NIM excluding PPP loans and PAA on loans (non-GAAP) (3)	3.19%	3.17%	3.26%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PPP loans represents adjusted net interest income, which excludes net interest income on PPP loans divided by average interest-earning assets excluding PPP loans. The net interest income on PPP loans is calculated using interest income on the PPP balances less an assumed cost of funding the PPP loans, using the overall cost of funds of the Company.
(3)	Adjusted NIM excluding PPP and PAA represents adjusted net interest income, which excludes net interest income on PPP loans and PAA, divided by adjusted average interest-earning assets excluding PPP loans.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 3.76% at March 31, 2022, a 3 basis point increase compared to the ending WAR on the total loan portfolio at December 31, 2021. Excluding the impact of PPP loans, the WAR on the loan portfolio was 3.77% at March 31, 2022, compared to 3.75% at December 31, 2021.

Outlined below are loan balances and WARs for the period ended as indicated.

	March 31, 2022		December 31, 2021		March 31, 2021
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Commercial and industrial ("C&I")	$888,056	4.19%	$867,542	4.08%	$898,533	4.26%
Owner-occupied commercial real estate	1,016,804	4.04	1,030,240	4.05	948,101	4.19
Business loans	1,904,860	4.11	1,897,782	4.06	1,846,634	4.22
One-to-four family residential, including condominium and cooperative apartment	669,099	3.53	669,282	3.63	693,548	3.79
Multifamily residential and residential mixed-use (2)(3)	3,371,267	3.56	3,356,346	3.56	3,589,074	3.60
Non-owner-occupied commercial real estate	2,930,114	3.73	2,915,708	3.69	2,665,029	3.72
Acquisition, development, and construction	329,349	4.63	322,628	4.53	253,837	4.85
Other loans	12,207	6.52	16,898	5.85	23,912	4.95
Loans held for investment excluding PPP	9,216,896	3.77	9,178,644	3.75	9,072,034	3.82
PPP	32,953	1.00	66,017	1.00	1,434,064	1.00
Total loans held for investment including PPP	$9,249,849	3.76%	$9,244,661	3.73%	$10,506,098	3.43%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, excluding PPP, for the quarter ended as indicated.

($ in millions)	Q1 2022	Q4 2021	Q1 2021
Loan originations, excluding PPP	$480.4	$463.9	$334.5

Deposits

Total deposits decreased by $28.9 million on a linked quarter basis to $10.43 billion at March 31, 2022. The decline in total deposits was primarily due to the Bank not renewing higher-cost certificates of deposit accounts and maintaining pricing discipline on consumer money market accounts.

CEO O’Connor stated, “The weighted-average rate on our deposit portfolio declined to 0.09% at March 31, 2022. We continue to have strong success in growing non-interest-bearing deposit balances from our business customers.”

Non-interest-bearing deposits increased $33.2 million during the first quarter of 2022 to $3.95 billion at March 31, 2022, representing 37.9% of total deposits.

Outlined below are certificates of deposit balances set to mature in 2022 for the quarter ended as indicated.

Certificates of deposit set to mature in 2022
($ in thousands)	Balance	WAR
Q2 2022	$320,775	0.57%
Q3 2022	183,568	0.26
Q4 2022	74,898	0.42

Non-Interest Income

Non-interest income (loss) was $7.2 million during the first quarter of 2022, $10.2 million during the fourth quarter of 2021, and $(7.4) million during the first quarter of 2021. Excluding net gain on sale of securities and other assets, adjusted non-interest income was $9.2 million during the fourth quarter of 2021. Excluding the loss on termination of derivatives and net gain on sale of securities and other assets, adjusted non-interest income was $8.4 million during the first quarter of 2021 (see “Non-GAAP Reconciliation” table at the end of this news release).

CEO O’Connor stated, “Given our current pipelines, we expect the level of customer-related loan swap revenue and SBA gain on sale revenue to pick-up starting in the second quarter of the year.”

Non-Interest Expense

Total non-interest expense was $49.9 million during the first quarter of 2022, $50.8 million during the fourth quarter of 2021, and $82.8 million during the first quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, and amortization of other intangible assets, adjusted non-interest expense was $48.7 million during the fourth quarter of 2021. Excluding the impact of merger expenses and transaction costs, loss on extinguishment of debt, curtailment loss, and amortization of other intangible assets, adjusted non-interest expense was $41.4 million during the first quarter of 2021 (see “Non-GAAP Reconciliation” table at the end of this news release).

The ratio of non-interest expense to average assets was 1.64% during the first quarter of 2022, compared to 1.64% during the linked quarter and 3.11% for the first quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, loss on extinguishment of debt, curtailment loss, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.57% during the linked quarter and 1.55% for the first quarter of 2021 (see “Non-GAAP Reconciliation” table at the end of this news release).

The efficiency ratio was 51.8% during the first quarter of 2022, compared to 49.9% during the linked quarter and 117.5% during the first quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, loss on extinguishment of debt, curtailment loss, amortization of other intangible assets, loss on termination of derivatives, and net gain on sale of securities and other assets, the adjusted efficiency ratio was 48.2% during the linked quarter and 48.0% during the first quarter of 2021 (see “Non-GAAP Reconciliation” table at the end of this news release).

Income Tax Expense

The reported effective tax rate for the first quarter of 2022 was 28.1%, compared to 30.9% for the fourth quarter of 2021, and 25.2% for the first quarter of 2021.

Credit Quality

Non-performing loans at March 31, 2022 were $36.0 million, or 0.39% of total loans.

A credit loss recovery of $1.6 million was recorded during the first quarter of 2022, compared to a credit loss recovery of $132 thousand during the fourth quarter of 2021, and a credit loss provision of $15.8 million during the first quarter of 2021. The credit loss recovery was associated with the improvement in forecasted macroeconomic conditions as well as a reduction in reserves on individually evaluated loans.

The allowance for credit losses as a percentage of total loans was 0.86% at March 31, 2022 as compared to 0.91% at December 31, 2021 and 0.93% at March 31, 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements.

CEO O’Connor commented, “During the first quarter, we continued to execute on our share repurchase program and we repurchased $17.4 million of common stock. Our Tier 1 Risk-Based Capital Ratio increased by 7 basis points in the quarter to 10.76%. Our strong balance sheet and internal stress testing analyses continue to provide support for future capital return to shareholders.”

Dividends per common share were $0.24 during the first quarter of 2022.

Book value per common share was $26.32 at March 31, 2022 compared to $26.98 at December 31, 2021. Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by number of shares outstanding) was $22.18 at March 31, 2022 compared to $22.87 at December 31, 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release). The linked quarter declines in book value per share and tangible common book value per share were primarily due to the increase in the accumulated other comprehensive loss component of stockholders’ equity. The accumulated other comprehensive loss component of stockholders’ equity increased on a linked quarter basis due to the increase in market interest rates over the course of the first quarter of 2022.

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on April 29, 2022, during which CEO O’Connor will discuss the Company’s first quarter 2022 financial performance, with a question and answer session to follow. Dial-in information for the live call is 1-844-200-6205. Upon dialing in, request to be joined into the Dime Community Bancshares, Inc. call with the conference operator.

The conference call will be simultaneously webcast (listen only), and archived for a period of one year, at https://events.q4inc.com/attendee/980319168. Dial-in information for the replay is 1-866-813-9403 using access code 178273.  Replay will be available beginning on April 29, 2022 at 10:30 a.m. through May 13, 2022 at 11:59 p.m.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.0 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees work remotely. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	March 31,	December 31,	March 31,
	2022	2021	2021
Assets:
Cash and due from banks	$432,994	$393,722	$676,723
Securities available-for-sale, at fair value	1,277,036	1,563,711	1,152,493
Securities held-to-maturity	383,922	179,309	—
Loans held for sale	17,053	5,493	23,704
Loans held for investment, net:
C&I	888,056	867,542	898,533
Owner-occupied commercial real estate	1,016,804	1,030,240	948,101
Total business loans	1,904,860	1,897,782	1,846,634
One-to-four family and cooperative/condominium apartment	669,099	669,282	693,548
Multifamily residential and residential mixed-use (1)(2)	3,371,267	3,356,346	3,589,074
Non-owner-occupied commercial real estate	2,930,114	2,915,708	2,665,029
Acquisition, development, and construction	329,349	322,628	253,837
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	32,953	66,017	1,434,064
Other loans	12,207	16,898	23,912
Allowance for credit losses	(79,615)	(83,853)	(98,200)
Total loans held for investment, net	9,170,234	9,160,808	10,407,898
Premises and fixed assets, net	49,940	50,368	53,829
Premises held for sale	556	556	—
Restricted stock	38,898	37,732	45,063
Bank Owned Life Insurance ("BOLI")	297,628	295,789	251,521
Goodwill	155,797	155,797	155,339
Other intangible assets	7,776	8,362	10,627
Operating lease assets	61,467	64,258	69,094
Derivative assets	71,826	45,086	45,760
Accrued interest receivable	38,456	40,149	51,100
Other assets	74,662	65,224	75,477
Total assets	$12,078,245	$12,066,364	$13,018,628
Liabilities:
Non-interest-bearing checking	$3,953,627	$3,920,423	$3,538,936
Interest-bearing checking	902,360	905,717	1,023,164
Savings	1,376,092	1,158,040	1,078,687
Money market	3,416,249	3,621,552	3,629,709
Certificates of deposit	781,775	853,242	1,540,316
Total deposits	10,430,103	10,458,974	10,810,812
FHLBNY advances	50,000	25,000	533,865
Other short-term borrowings	2,853	1,862	126,763
Subordinated debt, net	197,050	197,096	197,234
Derivative cash collateral	64,450	—	—
Operating lease liabilities	63,600	66,103	71,249
Derivative liabilities	60,586	40,728	41,816
Other liabilities	54,316	83,981	64,065
Total liabilities	10,922,958	10,873,744	11,845,804
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	494,969	494,125	492,431
Retained earnings	677,990	654,726	574,297
Accumulated other comprehensive (loss) income, net of deferred taxes	(49,380)	(6,181)	531
Unearned equity awards	(10,562)	(7,842)	(10,107)
Treasury stock, at cost	(74,715)	(59,193)	(1,313)
Total stockholders' equity	1,155,287	1,192,620	1,172,824
Total liabilities and stockholders' equity	$12,078,245	$12,066,364	$13,018,628

(1)     Includes loans underlying multifamily cooperatives.

(2)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Interest income:
Loans	$86,420	$89,301	$81,382
Securities	7,131	7,097	4,380
Other short-term investments	368	414	993
Total interest income	93,919	96,812	86,755
Interest expense:
Deposits and escrow	2,531	2,861	5,298
Borrowed funds	2,278	2,265	3,616
Derivative cash collateral	1	—	—
Total interest expense	4,810	5,126	8,914
Net interest income	89,109	91,686	77,841
(Credit) provision for credit losses	(1,592)	(132)	15,779
Net interest income after (credit) provision	90,701	91,818	62,062
Non-interest income:
Service charges and other fees	4,058	4,621	2,920
Title fees	421	735	433
Loan level derivative income	6	113	1,792
BOLI income	1,839	1,890	1,339
Gain on sale of SBA loans	242	851	164
Gain on sale of residential loans	148	225	723
Net gain on equity securities	—	—	131
Net gain on sale of securities and other assets	—	975	710
Loss on termination of derivatives	—	—	(16,505)
Other	489	769	910
Total non-interest income (loss)	7,203	10,179	(7,383)
Non-interest expense:
Salaries and employee benefits	30,834	27,638	24,819
Occupancy and equipment	7,584	7,784	6,977
Data processing costs	3,805	4,506	3,528
Marketing	1,295	1,959	860
Professional services	2,094	2,130	1,865
Federal deposit insurance premiums	1,150	1,031	939
Loss on extinguishment of debt	—	—	1,594
Curtailment loss	—	—	1,543
Merger expenses and transaction costs	—	2,574	37,942
Branch restructuring	—	(1,118)	—
Amortization of other intangible assets	586	715	357
Other	2,540	3,610	2,381
Total non-interest expense	49,888	50,829	82,805
Income (loss) before taxes	48,016	51,168	(28,126)
Income tax expense (benefit)	13,485	15,811	(7,092)
Net income (loss)	34,531	35,357	(21,034)
Preferred stock dividends	1,821	1,821	1,821
Net income (loss) available to common stockholders	$32,710	$33,536	$(22,855)
Earnings per common share ("EPS"):
Basic	$0.82	$0.83	$(0.66)
Diluted	$0.82	$0.83	$(0.66)

Average common shares outstanding for diluted EPS	39,251,246	39,876,825	34,262,005

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Per Share Data:
Reported EPS (Diluted)	$0.82	$0.83	$(0.66)
Cash dividends paid per common share	0.24	0.24	0.24
Book value per common share	26.32	26.98	25.43
Tangible common book value per share (1)	22.18	22.87	21.43
Common shares outstanding	39,460	39,878	41,536
Dividend payout ratio	29.27%	28.92%	(36.36)%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.13%	1.14%	(0.79)%
Return on average equity	11.53	11.67	(8.18)
Return on average tangible common equity (1)	14.44	14.61	(11.58)
Net interest margin	3.19	3.14	3.14
Non-interest expense to average assets	1.64	1.64	3.11
Efficiency ratio	51.8	49.9	117.5
Effective tax rate	28.08	30.90	25.22

Balance Sheet Data:
Average assets	$12,199,721	$12,419,184	$10,666,240
Average interest-earning assets	11,333,805	11,582,086	10,057,682
Average tangible common equity (1)	916,971	931,503	781,355
Loan-to-deposit ratio at end of period	88.7	88.4	97.2

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.35%	7.66%	6.93%
Tangible equity to tangible assets (1)	8.32	8.64	7.83
Tier 1 common equity ratio	9.56	9.49	9.65
Tier 1 risk-based capital ratio	10.76	10.69	10.91
Total risk-based capital ratio	13.48	13.45	14.04
Tier 1 leverage ratio	8.65	8.46	9.62
CRE consolidated concentration ratio (2)	519	519	517
Allowance for credit losses/ Total loans	0.86	0.91	0.93
Allowance for credit losses/ Non-performing loans	221.39	208.04	276.24

(1)    See "Non-GAAP Reconciliation" table for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    The CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. March 31, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	March 31, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,296,732	$76,437	3.74%	$8,293,470	$78,367	3.75%	$7,068,571	$66,412	3.81%
Commercial and industrial loans	869,283	9,369	4.37	873,273	10,119	4.60	703,067	9,567	5.52
SBA PPP loans	46,807	417	3.61	96,065	583	2.41	1,020,910	5,049	2.01
Other loans	15,658	197	5.10	18,385	232	5.01	16,602	354	8.65
Securities	1,726,189	7,131	1.68	1,729,191	7,097	1.63	865,192	4,380	2.05
Other short-term investments	379,136	368	0.39	571,702	414	0.29	383,340	993	1.05
Total interest-earning assets	11,333,805	93,919	3.36%	11,582,086	96,812	3.32%	10,057,682	86,755	3.50%
Non-interest-earning assets	865,916			837,098			608,558
Total assets	$12,199,721			$12,419,184			$10,666,240

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$870,889	$367	0.17%	$962,597	$455	0.19%	$662,273	$311	0.19%
Money market	3,632,438	973	0.11	3,652,681	1,087	0.12	2,893,723	2,026	0.28
Savings	1,256,701	207	0.07	1,174,719	108	0.04	863,409	207	0.10
Certificates of deposit	824,883	984	0.48	915,210	1,211	0.52	1,522,017	2,754	0.73
Total interest-bearing deposits	6,584,911	2,531	0.16	6,705,207	2,861	0.17	5,941,422	5,298	0.36
FHLBNY advances	33,889	77	0.92	25,000	61	0.97	853,162	1,711	0.81
Subordinated debt, net	197,080	2,201	4.53	197,126	2,204	4.44	168,607	1,902	4.57
Other short-term borrowings	2,459	—	—	2,484	—	—	15,021	3	0.08
Total borrowings	233,428	2,278	3.96	224,610	2,265	4.00	1,036,790	3,616	1.41
Derivative cash collateral	14,335	1	0.03	—	—	—	—	—	—
Total interest-bearing liabilities	6,832,674	4,810	0.29%	6,929,817	5,126	0.29%	6,978,212	8,914	0.52%
Non-interest-bearing checking	3,979,741			4,096,046			2,494,630
Other non-interest-bearing liabilities	189,843			181,074			164,859
Total liabilities	11,002,258			11,206,937			9,637,701
Stockholders' equity	1,197,463			1,212,247			1,028,539
Total liabilities and stockholders' equity	$12,199,721			$12,419,184			$10,666,240
Net interest income		$89,109			$91,686			$77,841
Net interest rate spread			3.07%			3.03%			2.98%
Net interest margin			3.19%			3.14%			3.14%
Deposits (including non-interest-bearing checking accounts)	$10,564,652	$2,531	0.10%	$10,801,253	$2,861	0.11%	$8,436,052	$5,298	0.25%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Quality Detail	2022	2021	2021
Non-performing loans ("NPLs") (1)
One-to-four family residential, including condominium and cooperative apartment	$5,241	$7,623	$5,384
Multifamily residential and residential mixed-use	—	—	4,844
Commercial real estate	4,972	5,053	10,595
Acquisition, development, and construction	665	—	104
C&I	25,000	27,266	14,523
Other	84	365	99
Total Non-accrual loans	$35,962	$40,307	$35,549
Total Non-performing assets ("NPAs")	$35,962	$40,307	$35,549

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$341	$1,945	$45
Multifamily residential and residential mixed-use	—	—	2,871
Commercial real estate	—	—	2,259
Acquisition, development, and construction	—	—	—
C&I	839	1,056	3,652
Other	—	—	—
90+ Delinquent	$1,180	$3,001	$8,827

NPAs and 90+ Delinquent	$37,142	$43,308	$44,376

NPAs and 90+ Delinquent / Total assets	0.31%	0.36%	0.34%
Net charge-offs (recoveries) ("NCOs")	$2,583	$(108)	$4,275
NCOs / Average loans (1)	0.11%	0.00%	0.19%

(1)	Excludes loans held for sale

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s merger with Bridge, as well as branch restructuring:

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income (loss) available to common stockholders	$32,710	$33,536	$(22,855)
Adjustments to net income (loss) (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	20,278
Net gain on sale of securities and other assets	—	(975)	(710)
Loss on termination of derivatives	—	—	16,505
Loss on extinguishment of debt	—	—	1,594
Curtailment loss	—	—	1,543
Merger expenses and transaction costs (2)	—	2,574	37,942
Branch restructuring	—	(1,118)	—
Income tax effect of adjustments and other tax adjustments	—	(234)	(21,848)
Adjusted net income available to common stockholders (non-GAAP)	$32,710	$33,783	$32,449

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.82	$0.84	$0.94
Adjusted return on average assets	1.13%	1.15%	1.29%
Adjusted return on average equity	11.53	11.75	13.32
Adjusted return on average tangible common equity	14.44	14.72	16.74
Adjusted non-interest expense to average assets	1.62	1.57	1.55
Adjusted efficiency ratio	51.2	48.2	48.0

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Operating expense as a % of average assets - as reported	1.64%	1.64%	3.11%
Loss on extinguishment of debt	—	—	(0.06)
Curtailment loss	—	—	(0.06)
Merger expenses and transaction costs	—	(0.08)	(1.43)
Branch restructuring	—	0.03	—
Amortization of other intangible assets	(0.02)	(0.02)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.62	1.57	1.55

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Efficiency ratio - as reported (non-GAAP) (1)	51.8%	49.9%	117.5%
Non-interest expense - as reported	$49,888	$50,829	$82,805
Less: Merger expenses and transaction costs	—	(2,574)	(37,942)
Less: Branch restructuring	—	1,118	—
Less: Loss on extinguishment of debt	—	—	(1,594)
Less: Curtailment loss	—	—	(1,543)
Less: Amortization of other intangible assets	(586)	(715)	(357)
Adjusted non-interest expense (non-GAAP)	$49,302	$48,658	$41,369
Net interest income - as reported	$89,109	$91,686	$77,841
Non-interest income (loss) - as reported	$7,203	$10,179	$(7,383)
Less: Net gain on sale of securities and other assets	—	(975)	(710)
Less: Loss on termination of derivatives	—	—	16,505
Adjusted non-interest income (non-GAAP)	$7,203	$9,204	$8,412
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$96,312	$100,890	$86,253
Adjusted efficiency ratio (non-GAAP) (2)	51.2%	48.2%	48.0%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income (loss).
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of Tangible Assets:
Total assets	$12,078,245	$12,066,364	$13,018,628
Less:
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(7,776)	(8,362)	(10,627)
Tangible assets (non-GAAP)	$11,914,672	$11,902,205	$12,852,662

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,155,287	$1,192,620	$1,172,824
Less:
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(7,776)	(8,362)	(10,627)
Tangible equity (non-GAAP)	991,714	1,028,461	1,006,858
Less:
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$875,145	$911,892	$890,289

Common shares outstanding	39,460	39,878	41,536

Tangible common equity to tangible assets (non-GAAP)	7.35%	7.66%	6.93
Tangible equity to tangible assets (non-GAAP)	8.32	8.64	7.83

Book value per share	$26.32	$26.98	$25.43
Tangible common book value per share (non-GAAP)	22.18	22.87	21.43